                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant: /x/

Check the appropriate box:

   / /    Preliminary Proxy Statement
   / /    Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
   / /    Definitive Proxy Statement
   /x/    Definitive Additional Materials
   / /    Soliciting Material Under Rule 14a-12

                               SL INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                               THE RORID COMMITTEE
                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                            NEWCASTLE PARTNERS, L.P.
                                 MARK E. SCHWARZ
                                   GLEN KASSAN
                               JAMES R. HENDERSON
                                 STEVEN WOLOSKY
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          /x/    No fee required.

          / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                 and 0-11.

          (1)    Title of each class of securities to which transaction applies:

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          (2)    Aggregate number of securities to which transaction applies:

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          (3)    Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:

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          (4)    Proposed maximum aggregate value of transaction:

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          (5)    Total fee paid:

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          / /    Fee paid previously with preliminary materials:

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          / /    Check  box if any  part of the fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount Previously Paid:

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         (2)     Form, Schedule or Registration Statement No.:

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         (3)     Filing Party:

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         (4)     Date Filed:

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FOR IMMEDIATE RELEASE

             ISS RECOMMENDS SL INDUSTRIES, INC. SHAREHOLDERS VOTE TO
                    ELECT RORID COMMITTEE SLATE OF DIRECTORS

New York, NY, January 17, 2002 -- The RORID  Committee,  which is waging a proxy contest at the Annual Meeting of SL Industries, Inc. (NYSE:SL),  announced today that Institutional  Shareholder Services (ISS), the nation's leading independent provider of proxy voting and corporate  governance advice to major institutional investors, has recommended that SL shareholders vote the GOLD proxy card FOR The
RORID  Committee's  slate of  nominees at SL's  annual  meeting of  shareholders scheduled to be held on January 22, 2002.

In its report, ISS stated,  "ISS believes that adequate time has passed for SL's current  management to improve  shareholder  value.  As such, we conclude that a board shakeup is needed." In reaching its conclusion, the ISS report stated, "We believe that the  dissident's  relevant  expertise in the  investment  community could enhance the company's visibility and stock  price--allowing it to become a more attractive buy for potential  bidders." The ISS report continued,  "Because the  dissidents  own 14.9 percent of the  company's  outstanding  common  stock, shareholders have some assurance that its interests will be linked to increasing the value of the company."

Warren  Lichtenstein,  managing  member of the general partner of Steel Partners
II, L.P., a member of the  Committee,  commented that "We are gratified that ISS has seen the  merits  of our  position  and  agreed  with us that it is time for directors with a meaningful stake in the company to be at the helm."

The RORID  Committee  has filed  with the  Securities  and  Exchange  Commission definitive  proxy materials in connection  with the Committee's  solicitation of proxies  to elect  its slate of  director  nominees  at the  annual  meeting  of shareholders  scheduled to be held on January 22, 2002, and has mailed copies to shareholders.  The Committee  urges SL's  shareholders  to read these  materials because they contain important information. Copies of the Committee's definitive proxy statement and other soliciting materials are also available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov. Information relating to the participants in the Committee's proxy  solicitation is contained in the Committee's definitive proxy statement.

Contact:
Mike Brinn
Innisfree M&A Incorporated
501 Madison Avenue
New York, NY  10022
(212) 750-8253